Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Aventis of our report dated June 13, 2002 relating to the financial statements of Aventis Bio-Services, Inc. Employee Savings Plan, which appears in this Form 11-K/A.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
August 16, 2002